UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 3, 2000


                      Commission file number 000-30450

                           EDGAR GARSIDE CO., INC.
       (Exact name of registrant as specified in charter)


          Nevada                                  87-0445271
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     2902 La Mesa Drive
     Henderson, Nevada                                 89014
     (Address of Principal Executive Office)           (Zip Code)

                               (702) 794-3114
              (Registrant's Executive Office Telephone Number)
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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On March 25, 2000. Connie Ross purchased 117,500 shares of the Company's Common Stock from 26 of the Company's stockholders for total consideration of $11,750 which makes her the sole stockholder owning 1,117,500 shares of the Company's stock.

     Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of April 3, 2000 between SCAC Holdings Corp, ("SCAH"), a Nevada corporation, and EDGAR-GARSIDE Co., INC. ("EGCI"), a Nevada corporation, all the outstanding shares of common stock of EGCI were exchanged for 2,000,000 shares of 144 restricted common stock of SCAH in a transaction in which SCAH was the successor corporation.

     A copy of the Merger Agreement and Certificate of Merger are filed as exhibits to this Form 8-K and are incorporated in their entirety herein.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The consideration exchanged pursuant to the Merger Agreement was negotiated between SCAC and EGCI

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS


     Pursuant to the merger the Officers and Directors of SCAC, the successor corporation, will remain the same.

ITEM 7.   FINANCIAL STATEMENTS

     No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

1.1 Agreement and Plan of Merger between SCAC Holdings Corp., and EDGAR-GARSIDE CO., INC.
1.2  Certificate of Merger between SCAC Holdings Corp., and EDGAR-GARSIDE
     CO., INC.
1.3  Unanimous consent of Stockholder
______
*Filed herewith

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PRESIDENTS TELECOM, INC.

                                             By/s/ Connie Ross
                                                   Connie Ross, President


Date: April 3, 2000